Schedule 1


                             ROYSTER-CLARK, INC.
                       ALLOWANCE FOR DOUBTFUL ACCOUNTS


                               Balance,     Amounts
                               Beginning    Charged to                 Balance,
                               of Year      Expense      Deduction     End of Year
                               ----------   ----------   -----------   ----------
Year Ended December 31, 1996   $  802,401   $1,509,338   $ (894,465)   $1,417,274

Year Ended December 31, 1997   $1,417,274   $  687,706   $ (304,980)   $1,800,000

Year Ended December 31, 1998   $1,800,000   $  451,259   $ (451,259)   $1,800,000


                                      S-1